UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM	8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2026

X4 PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38295	27-3181608
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

61 North Beacon Street,	4th Floor	Boston,	Massachusetts	02134
(Address of principal executive offices)				(Zip Code)

(857) 529-8300
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	XFOR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.
On October 7, 2026 (the “Closing Date”), X4 Pharmaceuticals, Inc. (the “Company”) and its wholly owned subsidiary, X4 Therapeutics, Inc. (together with the Company, the “Borrowers”), entered into a Loan and Security Agreement (the “Loan Agreement”) with K2 HealthVentures LLC, as administrative agent (in such capacity, the “Administrative Agent”) and as a lender, the other lenders from time to time party thereto (together with K2 HealthVentures LLC, the “Lenders”), and Ankura Trust Company, LLC, as collateral trustee. The Loan Agreement provides for term loans of up to $150.0 million, consisting of (i) a term loan in the aggregate principal amount of $80.0 million, which was funded on the Closing Date (the “First Tranche Term Loan”), and (ii) up to an additional $70.0 million of term loans (the “Second Tranche Term Loans” and, together with the First Tranche Term Loan, the “Term Loans”), which may be made available at the Borrowers’ request, subject to review by the Administrative Agent of certain information from the Borrowers and discretionary approval by the Lenders.

The Borrowers used a portion of the proceeds of the First Tranche Term Loan to repay in full all outstanding obligations under the Hercules Loan Agreement (as defined below) and intend to use the remaining proceeds for working capital and general corporate purposes. The proceeds of any Second Tranche Term Loans may be used for permitted acquisitions and permitted investments. Once repaid, the Term Loans may not be reborrowed.

The Term Loans bear cash interest at a variable annual rate equal to the greater of (i) 8.55% and (ii) the prime rate as reported in The Wall Street Journal plus 1.55%, payable monthly in arrears. In addition, the Term Loans accrue paid-in-kind interest at a fixed rate of 1.0% per annum.

The Loan Agreement provides for interest-only payments through October 1, 2029, which period will be extended to maturity if, among other conditions, the Borrowers achieve first commercial sales in the United States of mavorixafor in moderate to severe chronic neutropenia, followed by equal monthly installments of principal and interest. The Term Loans mature on October 1, 2030.

The Borrowers may prepay all, but not less than all, of the Term Loans, subject to a prepayment fee and certain notice requirements. The Borrowers are also required to pay the Lenders a final payment fee upon repayment of the Term Loans.

The Borrowers’ obligations under the Loan Agreement are secured by substantially all of the Borrowers’ assets, other than their intellectual property.

The Loan Agreement contains customary representations and warranties and affirmative and negative covenants that, subject to specified exceptions, among other things, limit the ability of the Borrowers and their subsidiaries to dispose of assets, change their business, management, ownership or business locations, merge or consolidate, incur indebtedness, grant liens, pay dividends or make other distributions or repurchase equity, make investments and acquisitions, enter into exclusive licenses and enter into transactions with affiliates. The Loan Agreement also contains financial covenants that require the Borrowers (i) commencing October 1, 2027, at all times when the Company’s market capitalization is less than $800.0 million, to maintain unrestricted cash and cash equivalents of at least 75% of the total outstanding obligations under the Loan Agreement, which threshold decreases to 40% following meeting certain conditions, and (ii) commencing April 1, 2029, to achieve trailing three-month net product revenue of at least 50% of the net product revenue set forth in the Borrowers’ board-approved projections.

The Loan Agreement contains customary events of default, including payment defaults, insolvency events and a material adverse effect on the Borrowers' business, operations, properties, assets or condition (financial or otherwise). The Lenders may elect at any time following the Closing Date and prior to the repayment in full of the Term Loans to convert any portion of the principal amount of the Term Loans then outstanding, up to an aggregate of $15.0 million in principal amount, into shares of the Company's common stock (the “Conversion Shares”) at a conversion price of $3.2341 per share (subject to proportionate adjustment for stock splits, stock combinations, stock dividends, recapitalizations and similar events), subject to certain beneficial ownership limitations.

The foregoing description of the Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Loan Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2026.

Item 1.02.	Termination of a Material Definitive Agreement.
On the Closing Date, the Borrowers used a portion of the proceeds of the First Tranche Term Loan to repay in full all outstanding obligations under the Second Amended and Restated Loan and Security Agreement, dated as of January 6, 2023, as amended (the “Hercules Loan Agreement”), by and among the Borrowers, the lenders party thereto and Hercules Capital, Inc., as administrative agent and collateral agent (“Hercules”). The total payoff amount of approximately $78.7 million consisted of $75.0 million of outstanding principal, accrued and unpaid interest, the end of term charge and the prepayment charge payable under the Hercules Loan Agreement, and related fees and expenses. Upon such repayment, the Hercules Loan Agreement and the related loan documents were terminated, the lenders’ commitments thereunder were terminated and all liens and security interests securing the obligations under the Hercules Loan Agreement were released. The warrants to purchase shares of the Company’s common stock previously issued to Hercules and its affiliates remain outstanding in accordance with their terms. The Borrowers did not incur any early termination penalties in connection with the termination of the Hercules Loan Agreement, other than the prepayment charge described above.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K (this “Current Report”) regarding the Loan Agreement is incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.
The information set forth in Item 1.01 of this Current Report regarding the Conversion Shares is incorporated by reference into this Item 3.02. The issuance of shares of the Company's common stock underlying the Conversion Shares will be made in reliance upon the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D thereunder.

Item 7.01.	Regulation FD Disclosure.
On October 8, 2026, the Company issued a press release announcing its entry into the Loan Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Exhibit Title or Description
99.1	Press Release of X4 Pharmaceuticals, Inc., dated October 8, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

X4 PHARMACEUTICALS, INC.

	By:	/s/ David Kirske
David Kirske
Date: October 8, 2026		Chief Financial Officer and Treasurer